Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Colonial Financial Services, Inc. of our report dated March 16, 2010, relating to the consolidated financial statements of Colonial Bankshares, Inc. as of and for the years ended December 31, 2009 and 2008 which appear in Colonial Financial Services, Inc. Prospectus (File No. 333-165532) filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, on June 2, 2010.

/s/ ParenteBeard LLC

ParenteBeard LLC
Malvern, Pennsylvania
October 8, 2010